TRIBAND ENTERPRISE CORP.

#903 -1485 W. 6th Ave., Vancouver, B.C. V6H 4G1

Telephone: (604) 331-0096
Fax: (604) 714-0879
Website: www.triband-enterprise.com

MANAGEMENT INFORMATION CIRCULAR FOR THE EXTRAORDINARY AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8TH, 2003

Dated as of November 7, 2003

TABLE OF CONTENTS

INTRODUCTION 1

PROXIES AND VOTING RIGHTS 1
- Management Solicitation and Appointment of Proxies 1
- Revocation of Proxies 1
- Voting of Shares and Proxies and Exercise of Discretion by Proxyholders 2
- Solicitation of Proxies 3

ADVICE TO BENEFICIAL SHAREHOLDERS 3

VOTING OF PROXIES 4

QUORUM 4

VOTING SHARES AND PRINCIPAL HOLDERS 4

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS 5

MANAGEMENT CONTRACTS 5

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS 5

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON 5

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON - SPECIAL BUSINESS 6
- CONSOLIDATION OF SHARE CAPITAL 6
- CHANGE OF NAME 7
- ADOPTION OF NEW BY-LAW NO.1 7

OTHER BUSINESS 8

APPROVAL OF THE BOARD OF DIRECTORS 8

INTRODUCTION

This information circular accompanies the Notice of the Extraordinary and Special Meeting (the "Notice") of the shareholders of Triband Enterprise Corp. (the "Company") to be held at 9:00 a.m. PST on December 8th, 2003, at the offices of Gerald R. Tuskey, Barrister and Solicitor, 409 Granville Street, 10th Floor, Vancouver, B.C. (the "Meeting"). **This information circular (the "Circular") is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting and at any adjournment of the Meeting for the purpose set forth in the Notice.**

PROXIES AND VOTING RIGHTS

Management Solicitation and Appointment of Proxies

The persons named in the accompanying form of proxy are nominees of the Company's management. **A shareholder has the right to appoint a person (who need not be a shareholder) to attend and act for and on the shareholder's behalf at the Meeting other than the persons designated as proxyholders in the accompanying form of proxy. To exercise this right, the shareholder must either:**

(a) on the accompanying form of proxy, strike out the printed names of the individuals specified as proxyholders and insert the name of the shareholder's nominee in the blank space provided; or

(b) complete another proper form of proxy.

To be valid, a proxy must be dated and signed by the shareholder or by the shareholder's attorney authorized in writing. In the case of a corporation, the proxy must be signed by an authorized officer of or attorney for the corporation, duly authorized.

The completed proxy, together with the power of attorney or other authority, if any, under which the proxy was signed or a notarially certified copy of the power of attorney or other authority, must be delivered to the Company's Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Ave., 9th Floor, Toronto, Ontario M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment of the Meeting. Late proxies may be deposited with the Chairman of the Meeting prior to the commencement thereof. However, the Chairman may accept or reject late proxies in his discretion.

Revocation of Proxies

A shareholder who has given a proxy may revoke it at any time before the proxy is exercised:

(a) by attending the Meeting at which the proxy is to be voted, revoking the proxy in person and voting in person by show or hands or ballot;

(b) by an instrument in writing that is:

    (i) signed by the shareholder, the shareholder's attorney authorized in writing or, where the shareholder is a corporation, an officer or attorney of the corporation, duly authorized; and

(ii) delivered to the Company's Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Ave., 9th Floor, Toronto, Ontario M5J 2Y1, or to the head office of the Company, #903 – 1485 W. 6th Ave., Vancouver, B.C. V6H 4G1, at any time up to and including the last business day preceding the day of the Meeting or any adjournment of the Meeting, or delivered to the Chairperson of the Meeting on the day of the Meeting or any adjournment of the Meeting before any vote on a matter in respect of which the proxy is to be used has been taken; or

(c) in any other manner provided by law.

Where a proxy has been properly received, the shareholder may personally attend the Meeting and vote his or her shares as if no proxy had been given.

Voting of Shares and Proxies and Exercise of Discretion by Proxyholders

Voting at the Meeting generally will be by a show of hands, with each shareholder present in person or by proxy being entitled to one vote.

Voting at the Meeting will be by poll only if a poll is:

(a) requested by a shareholder present at the Meeting in person or by proxy;

(b) directed by the Chairperson; or

(c) required by law because the number of shares represented by proxy that are to be voted against the motion is greater than 5% of the Company's issued and outstanding shares.

On a poll, each shareholder and each proxyholder will have one vote for each common (voting) share held or represented by proxy.

Approval of Resolutions

To approve an ordinary resolution, a simple majority of the votes cast in person or by proxy will be required; to approve a special resolution, at least two-thirds of the votes cast in person or by proxy will be required.

Voting of Proxies and Exercise of Discretion By Proxyholders

A shareholder may indicate the manner in which the persons named in the accompanying form of proxy are to vote with respect to a matter to be acted upon at the Meeting by marking the appropriate space. **If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy.**

If the shareholder specifies a choice in the proxy with respect to a matter to be acted upon, then the shares represented will be voted or withheld from the vote on that matter accordingly. If no choice is specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the proxyholder named in the accompanying form of proxy. It is intended that the proxyholder named by management in the accompanying form of proxy will vote the shares represented by the proxy in favour of each matter identified in the proxy and for the nominees of the Company's Board of Directors for directors and auditor.

The accompanying form of proxy also confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice and with respect to any other matters, which may properly come before the Meeting. As of the date of this information circular, management of the Company is not aware of any such amendments or variations, or any other matters, which will be presented for action at the Meeting other than those referred to in the accompanying Notice. If, however, other matters that are not now known to management properly come before the Meeting, then the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment.

Solicitation of Proxies

It is expected that solicitations of proxies will be made primarily by mail and possibly supplemented by telephone or other personal contact by directors, officers and employees of the Company without special compensation. The Company may reimburse shareholders' nominees or agents (including brokers holding shares on behalf of clients) for the costs incurred in obtaining authorization to execute forms of proxy from their principals. The costs of solicitation will be borne by the Company.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders, as a substantial number of shareholders do not hold common shares in their own name. Shareholders who hold their common shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their common shares in their own name (referred to in this Circular as "Beneficial Shareholders") should note that only proxies deposited by shareholders who appear on the records maintained by the Company's registrar and transfer agent as registered holders of common shares will be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those common shares will, in all likelihood, *not* be registered in the shareholder's name. Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common shares held by brokers (or their agents or nominees) on behalf of a broker's client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. **Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.**

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by the Company. However, its purpose is limited to instructing the registered Shareholder (*i.e.*, the broker of agent of the broker) how to vote on behalf of the Beneficial Shareholder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP") in Canada. ADP typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to ADP, or otherwise communicate voting instructions to ADP (by way of the Internet or telephone, for example). ADP then tabulates the

results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. **A Beneficial Shareholder who receives an ADP voting instruction form cannot use that form to vote common shares directly at the Meeting. The voting instruction forms must be returned to ADP (or instructions respecting the voting of common shares must otherwise be communicated to ADP) well in advance of the Meeting in order to have the common shares voted. If you have any questions respecting the voting of common shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.**

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his brokers, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. **Beneficial Shareholders, who wish to attend the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker.**

All references to shareholders in this Circular and the accompanying Instrument of Proxy and Notice are to registered shareholders unless specifically stated otherwise.

VOTING OF PROXIES

Each shareholder may instruct his proxy how to vote his common shares by completing the blanks on the instrument of proxy (the "Instrument of Proxy"). All common shares represented at the Meeting by properly executed proxies will be voted or withheld from voting (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the common shares represented by the proxy will be voted in accordance with such specification. **In the absence of any such specification as to voting on the Instrument of Proxy, the Management Designees, if named as proxy, will vote in favour of the matters set out therein. In the absence of any specification as to voting on any other form of proxy, the common shares represented by such form of proxy will be voted in favour of the matters set out therein.**

The enclosed Instrument of Proxy confers discretionary authority upon the Management Designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Company is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the Management Designees intend to vote in accordance with the judgment of management of the Company.

QUORUM

The By-Laws of the Company provide that a quorum of shareholders is present at a meeting of shareholders if a holder or holders of not less than five 5% of the shares entitled to vote at a meeting of shareholders are present in person or by proxy.

VOTING SHARES AND PRINCIPAL HOLDERS

Only shareholders of the Company who are listed on its Register of Shareholders on the record date of November 7th, 2003, are entitled to receive notice of and to attend and vote at the Meeting

or any adjournment of the Meeting (see "Voting of Shares and Proxies and Exercise of Discretion by Proxyholders" above).

As of November7, 2003, the Company had 7,698,236 common shares issued and outstanding. The Company has no other class of voting securities.

To the knowledge of the directors and senior officers of the Company, as of November 7, 2003, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, other than as set out below:

Name	Number of Shares	Percentage of Outstanding Shares
CDS & Co.[1]	7,168,743	93%

(1) The above information was supplied by the Registrar and Transfer Agent for the Company. The Company does not have knowledge of the beneficial owners of those shares.

PARTICULARS OF MATTERS TO ME ACTED UPON

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

Other than routine indebtedness, no director or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such director, senior officer or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee or similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

MANAGEMENT CONTRACTS

Management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or senior officers of the Company or its subsidiaries.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any such insider or proposed nominee has had any material interest, direct or indirect, in any transaction since the beginning of the Company's most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries, except as set out herein and as follows:

In February, 2003 the Company granted 200,000 stock options to Gary Freeman and a consultant of the Company. 175,000 options were granted to Mr. Freeman and 25,000 were granted to the consultant. These stock options are exercisable at a price of $0.24 per share and expire on February 4, 2008.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed under "Particulars of Matters to be Acted Upon", no director or senior officer of the Company at any time since the beginning of the Company's most recently

completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON - SPECIAL BUSINESS

CONSOLIDATION OF SHARE CAPITAL

The average monthly market values of the Company's shares as traded through the TSX Venture Exchange during the past six months are as follows:

Month	High	Low
May 2003	$0.25	$0.29
June 2003	$0.22	$0.15
July 2003	$0.26	$0.21
August 2003	$0,19	$0.16
September 2003	$0.20	$0.145
October 2003	$0.19	$0.095

It is the opinion of Management that further equity financing will be required in order for the Company to meet its working capital requirements and to fund any further acquisitions. It is Managements' further opinion that a consolidation of the Company's share capital is required in order to attract new equity investment in the Company whether it be through private or public markets. Management anticipates consolidating the Company's share capital on a four (4) old shares for one (1) new common share basis, but may determine that a lesser consolidation is warranted, depending on market circumstances. As such, management is seeking discretion as to the consolidation ratio to be implemented.

Accordingly, Members will be asked to approve the following:

> **RESOLVED,** by Special Resolution, that the Company amend its Memorandum by consolidating all of its issued and outstanding shares on the basis of up to (4) old common shares without par value being consolidated into one (1) new common share without par value, such that the Company's authorized capital of unlimited common shares without par value, of which 7,698,236 common shares are issued and outstanding, would be consolidated to a minimum of unlimited common shares without par value, of which 1,924,559 would be issued and outstanding, all fractional shares resulting from the consolidation being rounded up to the next whole number; and that paragraph 2 of the Company's Memorandum be altered accordingly.

In the event Members do not approve this Special Resolution, then the Company will not proceed with the consolidation of its share capital. **Management of the Company recommends that Members approve this Special Resolution.**

CHANGE OF NAME

The policies of the TSX Venture Exchange require that a reporting company change its name upon consolidation of its share capital. The Company proposes to change its name to "Wealth Minerals Ltd." Members will therefore be asked to approve the following Special Resolution:

> **RESOLVED,** BY Special Resolution, that the Memorandum of the Company be altered by changing the name of the Company to "Wealth Minerals Ltd." Or such other name as may be approved by the TSX Venture Exchange and/or the Registrar of Companies and that paragraph 1 of the Company's Memorandum be altered to read as follows:
>
> "1. The name of the Company is WEALTH MINERALS LTD."

In the event that the Members do not approve this Special Resolution, then the Company will not proceed with a change of its name. **Management of the Company recommends that Members approve this Special Resolution.**

ADOPTION OF NEW BY-LAW NO. 1

The Board of Directors of the Company, having reviewed By-Law No. 1 of the Company and being of the opinion that it is desirable and expedient to repeal existing By-Law No. 1 and to adopt and approve a new form of By-Law No. 1, has approved and adopted the new form of By-Law No. 1 and intends to place before the meeting for ratification and approval, a resolution approving and adopting the new form of By-Law No. 1. Presently, Section 5, Meeting of Directors, Paragraph (9), Decision on Questions of the existing By-Law No 1 of the Corporation does not provide the Chairperson of the Board of Directors a casting vote where there is an equal number of votes for a resolution submitted to the Board. The new form of By-Law No. 1 will be restated to grant the Chairperson of the Board of the Directors, a casting vote in the event that there is an equal number of votes for a resolution submitted to the Board of Directors or a committee of Directors. **In the absence of contrary directions, the Management Designees intend to vote proxies in the accompanying form of this resolution.**

The complete text of the resolution which management intends to place before the meeting for approval, confirmation and adoption, with or without modification, in respect of the approval and adoption of the new By-Law No. 1 is as follows:

"BE IT HEREBY RESOLVED as and ordinary resolution of the Corporation that:

1. **the repeal of the existing By-Law Number 1 is confirmed;**
2. **By-Law No. 1, in the restated from is approved and adopted; and,**
3. **any director is authorized and directed to evidence the approval and adoption of By-Law No. 1 by signing By-Law no. 1."**

The complete text of the new form of By-Law No. 1 is available for inspection at the registered office of the Company located at 1000 Canterra Tower, 400 Third Ave., S.W. St. Calgary, Alberta T2P 4H2, during ordinary business hours up to the date of the Meeting.

In the absence of contrary directions, the persons named in the accompanying form of proxy intend to vote the common shares represented thereby in favour of the resolution ratifying, confirming and approving the acts and proceedings of the directors and officers of the Company.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice. If any other matter properly comes before the Meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular have been approved, and the delivery of it to each shareholder of the Company entitled thereto and to the appropriate regulatory agencies has been authorized, by the Board of Directors of the Company.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

"Gary Freeman"

GARY FREEMAN, President and Director